Exhibit 99.1
For Immediate Release
For more information, please contact:

Media:	Financial:
Wm. Mark DeMarcus	Jan H. Hollar
EVP/Chief Banking Officer	EVP/Chief Financial Officer
mark.demarcus@yadkinvalleybank.com	jan.hollar@yadkinvalleybank.com
704.936.4263	704.768.1161
YADKIN VALLEY FINANCIAL BOARD ELECTS JOSEPH TOWELL AS NEW CEO
Inside Operations, Credit Executive Succeeds Long as Part of Planned Succession
ELKIN, NC, February 15, 2011—The Board of Directors of Yadkin Valley Financial Corporation (NASDAQ: YAVY) today elected outstanding banking executive, Joseph H. Towell, as President and Chief Executive Officer of one of the most recognized financial-services companies in the region.
Until today’s appointment, Towell, 59, has served as President of the Company’s subsidiary, Yadkin Valley Bank and Trust Company, and Chief Operating Officer of the Company and the Bank. He joined $2.3 billion Yadkin Valley Financial in 2008 as Chief Credit Officer, bringing decades of successful financial-services experiences and knowledge to the Company. Towell’s appointment represents the ongoing succession plan, governed by the Company’s Board. Yadkin Valley Bank and Trust Company is a full-service, state-chartered community bank that provides services in 38 branches in 15 North and South Carolina counties.
“Joe Towell is an outstanding leader, respected by our Board, employees and industry colleagues. Joe builds upon a wealth of successful achievements in financial services,

and we are proud of how he has made significant strides for the Company in the last three years,” Dr. Ralph L. Bentley, Chairman of the Board of Directors of Yadkin Valley Financial, said. “Joe will build on the momentum started in fall 2010 to bolster profitability and productivity, mitigate credit losses, reduce expenses, and forge new vigor in our talented employees. The Board and shareholders are fortunate to have a great leader like Joe to navigate our bank through these crucial economic times.”
Also part of the Board’s succession plan is the retirement of former President and CEO William A. Long, Sr., 64, which the Board simultaneously announced. Long will be Special Counsel to the CEO and will retire from the Company, effective July 31, 2011, after a 41-year banking career.
Towell, who brings 33 years of banking and financial experience to his new position, added the titles of President for the Bank and Chief Operating Officer for the Bank and holding company in fall 2010.
“I am honored to have the opportunity to lead Yadkin Valley Financial Corporation, which is an outstanding institution that is navigating the nation’s banking crisis and economic turmoil. We now can look forward to catalyzing new energy in addressing value for our shareholders and service to our customers,” Towell, a former Managing Director at First Union Corp., said. “Yadkin Valley Bank and Trust is blessed with inspired talent, operational integrity and financial soundness, and we are committed to advance the Company into this new decade.”
In taking charge of the Company, Towell will lead his executive team and employees in focusing on these key goals:
1.	Steady navigation through the current credit cycle;
2.	Sensitive business rationalization and containment of expenses;
3.	Tight focus on consistent profitability and improved shareholder value, and;
4.	Continual evaluation of all capital options available to Yadkin Valley Bank and Trust.

With a bachelor’s degree in Economics/Math and M.B.A. in Economics from Appalachian State University, Towell has traveled a demonstrated path of leadership. Towell, a North Carolina native, served in the United States Marine Corp from 1973-1976 as an Officer and a Rifle Platoon Commander on active duty with the 8th Marines in the Middle East. Beginning his career as a financial analyst for the U.S. Department of Commerce, he later joined First Union Corp. from 1983 until 2001, serving as a Managing Director. At Putnam Investments in Boston, MA, he was Managing Director and Portfolio Manager in the Core Fixed Income High Yield Team, creating and garnering investment in several funds that exist today.
Towell and his wife Debbie live in Mocksville, NC, and are the parents of three daughters and a son on their 100-acre working farm.
Long has served as CEO of Yadkin Valley Financial and Yadkin Valley Bank and Trust, since the merger of Yadkin Valley Bank and Piedmont Bank in 2002. After 25 years of management at Northwestern Bank and First Union National Bank, he was the founding President and CEO of Piedmont Bank and served in that capacity until the merger of Piedmont and Yadkin Valley in 2002. The merger created one of the largest regional community banks in the Carolinas. Yadkin Valley Bank grew from $650 million in assets to $2.3 billion in assets between 2002 through 2010.
“We will miss Bill Long’s good spirit and good works at Yadkin Valley Financial,” Dr. Bentley said. “He has had a remarkable career, allowing him not only to create a vision of a large regional community banking organization, but also to see that vision fulfilled.”
Long said: “These accomplishments are largely due to great employees and their ability to focus on the challenging and rapidly changing financial sector of the economy. I appreciate the opportunity I was given by the Board of Directors to provide leadership over the last eight years to this wonderful Bank. The future is bright at Yadkin Valley, and I am especially proud of this strong Management Team. Joe Towell is ready for this challenge, and I am confident in his future success.”
In addition to banking services, Yadkin Valley Financial provides mortgage-lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, NC, and also operates Piedmont Insurance Services and Main Street Investment Services.
Nota Bene: Reporters may wish to contact Dr. Harry M. Davis at 828.262.6245 of Appalachian State University for a perspective on the significance of this move.
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About Yadkin Valley Financial Corporation
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full-service community bank providing services in 38 branches throughout its three regions in North Carolina and South Carolina. The Western Region (formerly Yadkin Valley Bank division and High Country Bank division) serves Avery, Watauga, Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties. The Central Region (formerly Piedmont Bank division and Cardinal State Bank division) serves Durham, Orange, Granville, Iredell and Mecklenburg Counties. The Southern Region (formerly American Community Bank division and the Huntersville and Cornelius branches of the Piedmont division) serves Mecklenburg and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage-lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation’s website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in deposit rates, the net interest margin, and funding sources; (6) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; and (7) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.